UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

LSC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37729	36-4829580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 N Wacker Drive, Suite 1400, Chicago IL 60606

(Address of principal executive offices, including zip code)

(773) 272-9200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on April 13, 2020, LSC Communications, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (collectively, the “Chapter 11 Cases”).

On June 5, 2020, the Bankruptcy Court entered an order approving the bidding procedures for the sale of all or substantially all of the Debtors’ assets, and scheduled an auction with respect to the sale of the Debtors’ assets for August 4, 2020 (the “Bid Procedures Order”). In accordance with the Bid Procedures Order, the auction was subsequently rescheduled, and on September 15, 2020, as provided in the Bid Procedures Order, the Debtors, in consultation with the required consultation parties, have (a) selected the bid submitted by the Buyer (as defined below) as the bid which constitutes the highest or otherwise best bid for the Business (as defined below) (the “Successful Bid”), (b) designated Buyer as the “stalking horse” bidder and granted to Buyer certain bid protections as described below and (c) determined to cancel the auction.

The Debtors will present the Successful Bid and the Purchase Agreement (as defined below) to the Bankruptcy Court for approval at the sale hearing at a time and place to be determined with the permission of the Bankruptcy Court (the “Sale Hearing”).

Stock and Asset Purchase Agreement

On September 15, 2020, the Debtors and certain other non-Debtor subsidiaries of the Company (collectively, the “Sellers”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with ACR III Libra Holdings LLC, a Delaware limited liability company (“Buyer”), and, solely with respect to Section 9.13 of the Purchase Agreement, Atlas Capital Resources III LP, a Delaware limited partnership, and Atlas Capital Resources (P) III LP, a Delaware limited partnership (each a “Guarantor”), pursuant to which, upon the terms and subject to the conditions set forth therein, Buyer will acquire substantially all of the assets of the Sellers (the “Business”) as a going concern for (i) the Final Cash Consideration (as defined therein), subject to the Final Cash Consideration Cap (as defined therein), (ii) a credit bid and release of each Seller from the corresponding portion of each of the senior secured term loan B facility under the Prepetition Credit Agreement and the Prepetition Indenture (each as defined therein), in an aggregate amount equal to $63.437 million, and (iii) the assumption of certain specified liabilities of the Sellers, including obligations relating to the Company’s qualified pension plan (the “Transactions”).

The Final Cash Consideration will be applied by the Sellers as follows:

•

First, to repay or cause to be repaid all indebtedness, liabilities and other obligations outstanding under the Company’s Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of April 15, 2020 (the “DIP Facility”);

•	Second, to repay or cause to be repaid all indebtedness, liabilities and other obligations outstanding under the senior secured revolving credit facility under the Prepetition Credit Agreement;

•

Third, to pay certain allowed and unpaid expenses of the Debtors, in amounts determined by the Debtors in their reasonable discretion subject to the consent of the professional advisors to the ad hoc group of the holders of the senior secured term loan B facility under the Prepetition Credit Agreement and holders of senior notes under the Prepetition Indenture (the “Junior Creditors”), relating to administering and winding down the Bankruptcy Proceeding (as defined in the Purchase Agreement) after the closing, including the professional fee carve-out provided for in the DIP Order (as defined below) and such other amounts as are set forth in the Debtors’ wind-down budget, after taking into account application of the available cash of the Sellers; and

•	Fourth, to satisfy the UCC Settlement Amount (as defined in the Purchase Agreement) (if any).

At the closing of the Transactions, Buyer may hold back from the amount available to distribute from Buyer to the Junior Creditors under that certain Credit Bid Support Agreement, dated as of August 28, 2020, by and among ACR III Libra Parent LLC, the Junior Creditors party thereto, Lapetus Capital III LLC and, solely for purposes of certain sections of such agreement, the Guarantors, and as amended and restated as of September 15, 2020 (the “CBSA”), up to $43.75 million, which relates to the net working capital adjustment, certain assumed expenses and certain real estate matters. If that holdback amount exceeds the Available Amount (as defined in the CBSA) (such excess amount, the “Deficiency Amount”), the Company will, in good faith and in consultation with AlixPartners, LLP, make a determination about whether the estate would remain solvent post-closing if the Deficiency Amount is held back from the Estimated Cash Consideration (as defined in the Purchase Agreement) at closing. If the Debtors determine that the Debtors are reasonably likely to be administratively insolvent if the Deficiency Amount is held back at the closing, (a) the Sellers will propose the maximum holdback amount that it calculates, in good faith and in consultation with AlixPartners, LLP, will allow the Company to remain solvent, and (b) thereafter, Buyer will have the option to (1) agree to such maximum holdback amount and take a residual claim on the Debtors’ estate, ranking immediately junior to other administrative claims, for the difference or (2) terminate the Purchase Agreement.

In accordance with the Bid Procedures Order, the Company designated Buyer as the “stalking horse” bidder and granted the following bid protections to Buyer under Section 363 of the Bankruptcy Code: (a) a break-up fee in an amount equal to 3.0% of the Estimated Cash Consideration, payable if Sellers enter into a Competing Transaction (as defined in the Purchase Agreement); and (b) an expense reimbursement of up to 1.0% of the Estimated Cash Consideration (subject to a maximum reimbursement amount of $750,000), payable in certain termination circumstances specified in the Purchase Agreement.

Buyer will assume the Company’s qualified pension plan unless (i) the Debtors, the Official Committee of Unsecured Creditors and the Junior Creditors who collectively hold at least two-thirds of the aggregate outstanding principal amount of such term loan B facility and senior notes fail to enter, prior to the Sale Hearing, into an acceptable stipulation supporting the Transactions and a liquidating plan of reorganization of the Debtors and (ii) Buyer delivers to the Sellers prior to the closing a written instrument declining to assume the pension plan, which written instrument has been signed by Buyer and approved by the Required Supporting Lenders (as defined in the CBSA).

Buyer and the Sellers have made customary representations, warranties and covenants in the Purchase Agreement. Buyer’s and the Sellers’ obligations to consummate the Transactions under the Purchase Agreement are subject to certain conditions contained therein, including, among other conditions, (a) conditions relating to the accuracy of the parties’ respective representations and warranties made in the Purchase Agreement and the performance of the parties’ respective pre-closing covenants, including Sellers’ performance of certain covenants related to Sellers’ real property interests, (b) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act applicable to the Transactions and the receipt of certain other regulatory approvals, including approval from the Mexican Federal Antitrust Commission, (c) the entry of a sale order by the Bankruptcy Court approving the Transactions (the “Sale Order”), (d) the credit bid and release having been delivered and effective contemporaneously with the closing, and (e) the Estimated Cash Consideration expected to be paid at the closing not being less than an amount equal to the sum of all indebtedness, liabilities and other obligations outstanding under (i) the DIP Facility and (ii) the senior secured term loan B facility under the Prepetition Credit Agreement. The closing may not occur earlier than October 30, 2020.

The Purchase Agreement will automatically terminate (i) by mutual written consent of Buyer and the Sellers or (ii) upon the entry by the Sellers into a definitive agreement with respect to a Competing Transaction, subject to certain rights of Buyer as described more fully in the Purchase Agreement. The Purchase Agreement also provides for certain termination rights, including, among other rights, the right of: (a) the Sellers or Buyer to terminate if (i) the closing has not occurred by 5:00 p.m., prevailing Eastern time, on March 14, 2021, subject to certain exceptions, (ii) a final order of a governmental entity prohibits the consummation of the Transactions, (iii) the Bankruptcy Court has stated unconditionally that it will not enter the Sale Order, or (iv) the Bankruptcy Proceeding is dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, or an order is entered by the Bankruptcy Court appointing a trustee or other person for operation or administration of the Sellers or their Business or assets, or a responsible officer for any of the Sellers, or an examiner with enlarged power relating to the operation or administration of Sellers or their Business or assets;

(b) Buyer to terminate if (i) the Sellers materially breach their representations, warranties or covenants and the breach is not cured within thirty days (if curable); (ii) following entry by the Bankruptcy Court of the Sale Order, the Sale Order is materially amended without Buyer’s prior written consent or is voided, reversed or vacated, in either case, unless prior to such termination, the Sale Order became a Final Order (as defined in the Purchase Agreement), (iii) Sellers have failed to obtain entry of the Sale Order by no later than October 10, 2020, (iv) other than as contemplated by the Sale Order or the Bid Procedures Order, any Seller takes steps in furtherance of a Competing Transaction in violation of the Purchase Agreement or seeks to have the Bankruptcy Court enter an order dismissing, or converting into cases under Chapter 7 of the Bankruptcy Code, the Bankruptcy Proceeding, or appointing a trustee in the Bankruptcy Proceeding or appointing a responsible officer or an examiner with enlarged powers (other than a fee examiner) relating to the operation of the Business pursuant to Section 1104 of the Bankruptcy Code, or such an order of dismissal, conversion or appointment is entered for any reason and is not be reversed or vacated within 14 days after the entry thereof, (v) a DIP Termination Declaration Notice (as defined in the final order approving the DIP Facility (the “DIP Order”)) has been delivered and the administrative agent under the DIP Facility has accelerated the obligations under the DIP Facility following the Remedies Notice Period (as defined in the DIP Order), (vi) if the Maximum Estate Holdback Amount (as defined in the Purchase Agreement) is less than the Deficiency Amount or (vii) at any time prior to the entry of the Sale Order, the board of directors of the Company made a Change of Recommendation (as defined in the Purchase Agreement); and (c) the Sellers if (i) Buyer materially breaches its representations, warranties or covenants and the breach is not cured within thirty days (if curable); or (ii) Buyer fails to close within two business days after the Sellers’ closing conditions are satisfied and the Sellers have given Buyer notice that they are ready to close.

There can be no assurance that the Bankruptcy Court will approve the Debtors’ entry into the Purchase Agreement, that the conditions to Buyer’s and the Sellers’ obligations to consummate the Transactions under the Purchase Agreement will be satisfied or that any of the transactions comprising the Transactions will be consummated on the terms set forth in the Purchase Agreement or at all.

The foregoing description of the Purchase Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein. The Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Sellers or Buyer. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. For the foregoing reasons, the representations, warranties and covenants should not be relied upon as statements of factual information.

Item 7.01	Regulation FD.

Disclosure Information

To facilitate discussions concerning the sale process, the Company provided certain financial and other information to certain Junior Creditors of the Company pursuant to non-disclosure agreements with such Junior Creditors (the “NDAs”). Pursuant to the NDAs, the Company agreed to disclose publicly any material non-public information disclosed to such Junior Creditors after a specified period or upon the occurrence of certain events set forth in the NDAs. The information included in this Form 8-K as Exhibit 99.1, including a business overview and certain forecasts regarding the Business (the “Disclosure Information”), is being furnished to satisfy the Company’s public disclosure obligations under the NDAs.

Management of the Company prepared the forecasts contained therein from certain internal financial projections based on expectations, beliefs, opinions, and assumptions of the Company’s management that the Company’s management believed were reasonable at the time they were made. Such expectations, beliefs, opinions, and assumptions may not be appropriate as of the date hereof in light of developments in the Company’s business and the broader market for the publishing industry. The forecasts were not prepared with a view towards public disclosure and were not prepared in accordance with generally accepted accounting principles or any published guidelines for preparation and presentation of “prospective financial information.” The inclusion of the forecasts in this Form 8-K should not be regarded as an indication that the Company or any other person considered, or now considers, this information to be predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Form 8-K, and readers are cautioned not to place undue reliance on the prospective financial information.

Neither the independent auditor of the Company nor any other independent accountant has examined, compiled, or performed any procedures with respect to the prospective financial information contained in this Form 8-K. Accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the prospective financial information. Except as required by law, the Company does not currently intend to update or revise publicly any of the information contained or incorporated herein to reflect circumstances or other events occurring after the date the financial projections were prepared or to reflect the occurrence of future events. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date. For additional information on factors that may cause actual future financial results to vary materially from the information presented herein, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” below.

Press Release

On September 15, 2020, the Company issued a press release announcing its entry into the Purchase Agreement with Buyer and the other parties thereto. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or other comparable terminology and include, but are not limited to, statements regarding the Purchase Agreement, the Transactions, the outcome and timing of the Chapter 11 process, and other statements regarding the Company’s strategy and future operations, performance and prospects. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control, including, but not limited to: the actions and decisions of our creditors and other third parties with interests in the Chapter 11 Cases; our ability to address the going concern considerations described in the footnotes to our audited consolidated financial statements and maintain liquidity to fund our operations during the Chapter 11 Cases; our ability to obtain Bankruptcy Court approvals in connection with the Chapter 11 Cases or the Transactions; our ability to consummate the Transactions or any other transactions once approved by the Bankruptcy Court and the time to consummation of such transactions; adjustments in the calculation of financial results for the quarter or year end, or the application of accounting principles; discovery of new information that alters expectations about financial results or impacts valuation methodologies underlying financial results; accounting changes required by United States generally accepted accounting principles; the competitive market for our products and industry fragmentation affecting our prices; the inability to improve operating efficiency to meet changing market conditions; the impact of the coronavirus pandemic on our business and operations, including demand for our products and services, and our ability to effectively manage the impacts of the coronavirus on our business operations; the effects of global market and economic conditions on our customers and suppliers; and other factors affecting the Company detailed from time to time in the Company’s filings with the SEC that are available at www.sec.gov. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov and in particular, our 2019 Form 10-K filed with the SEC on March 2, 2020. We caution you that the list of important factors included in our SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this communication may not in fact occur. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1*	Stock and Asset Purchase Agreement, dated as of September 15, 2020, by and among LSC Communications, Inc. and certain of its subsidiaries party thereto, ACR III Libra Holdings LLC and, solely with respect to Section 9.13 of the Purchase Agreement, Atlas Capital Resources III LP and Atlas Capital Resources (P) III LP.

99.1	Disclosure Information provided in connection with discussions with certain Junior Creditors.

99.2	Press Release, dated as of September 15, 2020, issued by LSC Communications, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC Communications, Inc.

By:	/s/ Suzanne S. Bettman
Name:	Suzanne S. Bettman
Title:	Secretary; Chief Compliance Officer; General Counsel

Dated: September 15, 2020